Exhibit 3.1
                          CERTIFICATE OF INCORPORATION
                                       OF
                              CONCORD CAMERA CORP.

To:   The Secretary of State
      State of New Jersey

      THE UNDERSIGNED, over eighteen years of age, for the purpose of forming a corporation, pursuant to the provisions of Title 14A, Corporations, General of the New Jersey Statutes, does hereby execute the following Certificate of
Incorporation:

      FIRST: The name of the corporation is CONCORD CAMERA CORP.

      SECOND: The purposes for which the corporation is organized are:

      To engage in any activity within the lawful business purposes for which corporations, may be organized under the New Jersey Business Corporation Act.

      In general, to carry on any business in connection with the foregoing, and to have and exercise all the powers conferred by Title 14A, Corporations, General, Revised Statutes of New Jersey, and to do any or all of the things hereinbefore set forth to the same extent as natural persons night or could do, and in any part of the world.

      THIRD: The aggregate number of shares which the corporation shall have authority to issue is Two Thousand Five Hundred (2,500), without par value, all of which shall be Common Stock.

      FOURTH: The address of the corporation's initial registered office is 28 West State Street, Trenton, New Jersey 08608, and the name of the corporation's initial registered agent at such address is The Corporation Trust Company.

      FIFTH: The number of directors constituting the initial board of directors shall be two, and the names and addresses of the directors are as follows:

                 Names                                    Addresses
          --------------------                    -------------------------

          Jack Benun                              P.O. Box 288, Allenhurst,
                                                  New Jersey  07111

          Maurice J. Fischberg                    2100 Linwood Avenue, Fort Lee,
                                                  New Jersey 07024

      SIXTH: The name and address of the sole incorporation is as follows:

                 Name                                          Addresses
          --------------------                         -------------------------

          Jack Benun                                   P.O. Box 288, Allenhurst,
                                                       New Jersey 07111

      IN WITNESS WHEREOF, I, the incorporator of the above-named corporation, have hereunto signed this Certificate of Incorporation on the 28th day of September, 1982.

                                                      /s/ Jack Benun
                                                      --------------------------
                                                               Jack Benun

                         CERTIFICATE OF AMENDMENT TO THE
                         CERTIFICATE Of INCORPORATION OF
                              CONCORD CAMERA CORP.

To:   The Secretary of State                        Federal EIN: 13-3152196
      State of New Jersey


      Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of
Incorporation:

      1. The name of the corporation is CONCORD CAMERA CORP.

      2. The following amendments to the Certificate of Incorporation were approved by the directors and duly adopted by the shareholders of the corporation on the 11th day of April, 1988:

            RESOLVED, that ARTICLE THIRD of the Certificate of Incorporation be amended to read as follows:

                  "THIRD: The aggregate number of shares which the corporation shall have authority to issue is Ten Million (10,000,000), without par value, all of which shall be Common Stock."

            "FURTHER RESOLVED, that Articles SEVENTH and EIGHTH be added to the Certificate of Incorporation, each to read in their entirety, as follows:

                  "SEVENTH: The corporation shall, to the fullest extent permitted by Section 14A:3-5 of the New Jersey Business Corporation Act, as the same may be amended and supplemented, indemnify any and all corporate agents whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of shareholders, or otherwise, and shall continue as to a person who has ceased to be a corporate agent and shall inure to the benefit of the heirs, executors, administrators, and personal representatives of such a corporate agent. The term "corporate agent" as used herein shall have the meaning attributed to it by Sections l4A:3-5 and 14A:5-21 of the New Jersey Business Corporation Act and by any other applicable provision of law.

                  EIGHTH: The personal liability of the directors of the corporation is hereby limited to the fullest extent permitted by subsection 14A:2-7(3) of the New Jersey Business Corporation Act, as the same may be amended and supplemented."

      3. The number of shares outstanding at the time of the adoption of the amendment was 1,000. The total number of shares entitled to vote thereon was 1,000.

      4. The number of shares voting for and against such amendment is as follows:

 Number of shares FOR amendment            Number of shares AGAINST amendment
 ------------------------------            ----------------------------------
            1000                                           0


Dated this 18th day of April, 1988.

                                                     CONCORD CAMERA CORP.



                                                     BY:  /s/ Jack Benun
                                                          ----------------------
                                                          Jack Benun, President

                         CERTIFICATE OF AMENDMENT TO THE
                         CERTIFICATE OF INCORPORATION OF
                              CONCORD CAMERA CORP.

To:   The Secretary of State                        Federal EIN: 13-3152196
      State of New Jersey


      Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3) Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of
Incorporation:

      1. The name of the corporation is CONCORD CAMERA CORP.

      2. The following amendment to the Certificate of Incorporation was approved by the directors and duly adopted by the shareholders of the corporation on the 12th day of May, 1988:

            RESOLVED, that ARTICLE NINTH be added to the Certificate of Incorporation to read in its entirety as follows:

            "NINTH: Each of the 1,000 Common Shares, without par value, of the Corporation outstanding as of April 19, 1988, are hereby divided into 1,154 Common Shares, without par value. After giving effect to the stock split, the total number of authorized shares of the Corporation will continue at 10,000,000."

      3. The number of shares outstanding at the time of the adoption of the amendment was 1,000. The total number of shares entitled to vote thereon was 1,000.

      4. The number of shares voting for and against such amendment is as follows:

 Number of shares FOR amendment            Number of shares AGAINST amendment
 ------------------------------            ----------------------------------
            1000                                           0


Dated this 12th day of May, 1988.

                                                     CONCORD CAMERA CORP.



                                                   BY:  /s/ Jack C. Benun
                                                        ------------------------
                                                        Jack C. Benun, President

                         CERTIFICATE OF AMENDMENT TO THE
                         CERTIFICATE OF INCORPORATION OF
                              CONCORD CAMERA CORP.

To:   The Secretary of State                        Federal EIN: 13-3152196
      State of New Jersey


      Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3) Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of
Incorporation:

      1. The name of the corporation is CONCORD CAMERA CORP.

      2. The following amendment to the Certificate of Incorporation was approved by the directors and duly adopted by the shareholders of the corporation on the 30th day of June, 1988:

            RESOLVED, that ARTICLE TENTH, relating to the removal of directors of the Corporation, be added to the Certificate of Incorporation to read in its entirety as follows:

            "TENTH: One or more or all the directors of the Corporation may be removed for cause by the shareholders by the affirmative vote of the majority of the votes cast by the holders of shares entitled to vote for the election of directors; and one or more or all the directors may be removed without cause by like vote of said shareholders. The Board of Directors shall have the power to remove directors for cause and to suspend directors pending a final determination that cause exists for removal."

      3. The number of shares outstanding at the time of the adoption of the amendment was 1,154,000. The total number of shares entitled to vote thereon was 1,154,000.

      4. The number of shares voting for and against such amendment is as follows:

 Number of shares FOR amendment            Number of shares AGAINST amendment
 ------------------------------            ----------------------------------
          1,154,000                                        0


Dated this 30th day of June, 1988.

                                                     CONCORD CAMERA CORP.



                                                   BY:  /s/ Jack C. Benun
                                                        ------------------------
                                                        Jack C. Benun, President

                     CERTIFICATE OF AMENDMENT (NO. 4) TO THE
                         CERTIFICATE OF INCORPORATION OF
                              CONCORD CAMERA CORP.

To:   The Secretary of State                        Federal EIN: 13-3152196
      State of New Jersey

      Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), of the New Jersey Business Corporation Act, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

      1. The name of the corporation is CONCORD CAMERA CORP.

      2. The following amendment to the Certificate of Incorporation was approved by the corporation's Board of Directors on October 17, 1991 and duly adopted by the shareholders of the corporation on the 25th day of November, 1991:

            RESOLVED, that ARTICLE THIRD of the Certificate of Incorporation be amended to read as set forth in its entirety as follows:

            "THIRD: The aggregate number of shares which the corporation shall have authority to issue is Twenty Million (20,000,000), without par value, all of which shall be Common Stock."

      3. The number of shares outstanding at the time of the adoption of the amendment was 5,098,395 shares.

      4. The number of shares voting for and against such amendment are as follows:

 Number of shares FOR amendment            Number of shares AGAINST amendment
 ------------------------------            ----------------------------------
          2,995,023                                     81,128


Dated as of this 26th day of November, 1991

                                                     CONCORD CAMERA CORP.



                                                   BY:  /s/ Jack C. Benun
                                                        ------------------------
                                                        Jack C. Benun, President

                     CERTIFICATE OF AMENDMENT (NO. 5) TO THE
                         CERTIFICATE OF INCORPORATION OF
                              CONCORD CAMERA CORP.

To:   The Secretary of State                        Federal EIN: 13-3152196
      State of New Jersey

      Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), of the New Jersey Business Corporation Act, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

      1. The name of the corporation is CONCORD CAMERA CORP.

      2. The following amendment to the Certificate of Incorporation was approved by the corporation's Board of Directors on December 17, 1996 and duly adopted by the shareholders of the corporation on April 17, 1997:

            RESOLVED, that ARTICLE THIRD of the Certificate of Incorporation be amended to read as set forth in its entirety as follows:

            "THIRD": The aggregate number of shares which the corporation shall have authority to issue is Forty Million (40,000,000), without par value, all of which shall be Common Stock."

      3. The number of shares outstanding at the time of the adoption of the amendment was 10,880,473 shares.

      4. The number of shares voting for and against such amendment is as follows:

 Number of shares FOR amendment            Number of shares AGAINST amendment
 ------------------------------            ----------------------------------
          5,924,130                                    1,383,181


Dated as of this 18th day of April, 1997

                                            CONCORD CAMERA CORP.



                                            By:  /s/ Ira B. Lampert
                                                 -------------------------------
                                                 Name:  Ira B. Lampert
                                                 Title: Chief Executive Officer

                     CERTIFICATE OF AMENDMENT (No. 6) TO THE
                         CERTIFICATE OF INCORPORATION OF
                              CONCORD CAMERA CORP.

To:   The Secretary of State                        Federal EIN: 13-3152196
      State of New Jersey

Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following certificate of amendment to its certificate of incorporation:

      1.    The name of the corporation is CONCORD CAMERA CORP.

      2. The following amendment to the Certificate of Incorporation was approved by the corporation's Board of Directors on April 24, 2000 and duly adopted by the shareholders of the corporation on April 24, 2000:

            RESOLVED, that ARTICLE THIRD of the Certificate of Incorporation be amended to read as set forth in its entirety as follows:

                  "THIRD:

                  (a) The aggregate number of shares of Common Stock which this corporation shall have authority to issue is One Hundred Million (100,000,000) shares without par value.

                  (b) The Aggregate number of shares of preferred stock which this corporation shall have authority to issue is One Million (1,000,000) shares without par value, such shares of preferred stock to have such voting powers, designations, preferences and relative, participating, optional and conversion or other special rights and such qualifications, limitations or restrictions as the Board of Directors of the corporation may designate for each class or series issues from time to time."

      3. The total number of shares entitled to vote thereon was 11,042,254 shares.

      4. The number of shares voted for and against amendment (a) and amendment (b) was as follows:

       Number of shares                          Number of shares
       FOR amendment (a)                         AGAINST amendment (a)
 ------------------------------            ----------------------------------
          9,956,513                                    774,199

       Number of shares                          Number of shares
       FOR amendment (b)                         AGAINST amendment (b)
 ------------------------------            ----------------------------------
          3,407,560                                    1,987,157


Dated:  As of May 2, 2000

                                        CONCORD CAMERA CORP.



                                        By:  /s/ Ira B. Lampert
                                             -------------------------------
                                             Ira B. Lampert
                                             Chairman of the Board,
                                             Chief Executive Officer & President

                        CERTIFICATE OF AMENDMENT (No. 7)
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              CONCORD CAMERA CORP.

                             Dated: November 2, 2006

      The undersigned corporation, Concord Camera Corp., having adopted an amendment to its Certificate of Incorporation pursuant to N.J.S. 14A:7-15.1 in connection with a share combination, hereby certifies as follows:

      1. Name. The name of the corporation is CONCORD CAMERA CORP. (the "Corporation").

      2. Board Resolution Adoption Date. The date of adoption by the Board of Directors of the Corporation of the resolutions approving the share combination and this related amendment to the Certificate of Incorporation was October 26, 2006.

      3. Effect of Amendment. This amendment to the Certificate of Incorporation will not adversely affect the rights or preferences of the holders of outstanding shares of any class or series of capital stock of the Corporation and will not result in the percentage of authorized shares that remain unissued after the share combination exceeding the percentage of authorized shares that were unissued before the share combination.

      4. Affected Shares. The class of shares subject to the share combination is the common stock of the Corporation. The number of shares subject to the share combination is 30,925,180 shares of common stock. Each share of common stock issued as of November 17, 2006 (including treasury shares and shares held in trust) shall be reduced, or combined, into one-fifth (1/5th) of one share of common stock.

      5. Amendment. The Certificate of Incorporation is amended to decrease the number of authorized shares of common stock from 100,000,000 shares, without par value, to 20,000,000 shares, without par value. In connection therewith, Article THIRD, paragraph (a), of the Certificate of Incorporation is amended and restated to read in its entirety as follows:

      (a)   The   aggregate   number  of  shares  of  Common  Stock  which  this
            corporation   shall  have  authority  to  issue  is  Twenty  Million
            (20,000,000) shares without par value."

      6. Effective Date. This amendment to the Certificate of Incorporation shall be and become effective at 12:01 a.m., New York time, on November 21, 2006.

      IN  WITNESS   WHEREOF,   the  undersigned   corporation  has  caused  this
Certificate to be executed on its behalf by its duly authorized officer as of the date first above written.


                                        CONCORD CAMERA CORP.



                                        By:  /s/ Ira B. Lampert
                                             -------------------------------
                                             Ira B. Lampert, Chairman, Chief
                                             Executive Officer and President

                            CERTIFICATE OF CORRECTION
                                       OF
                        CERTIFICATE OF AMENDMENT (NO. 7)
                         TO CERTIFICATE OF INCORPORATION
                                       OF
                              CONCORD CAMERA CORP.

                             Dated: November 3, 2006


      The undersigned corporation, acting pursuant to N.J.S. 14A:1-6(5), hereby certifies as follows:


      1.  The  name  of  the   Corporation   is  CONCORD   CAMERA   CORP.   (the
"Corporation").

      2. The third sentence of Paragraph 4 (Affected Shares) of the Certificate of Amendment (No. 7) of Certificate of Incorporation of the Corporation, filed with the Treasurer of the State of New Jersey on November 2, 2006 ("Certificate of Amendment (No. 7)"), reads as follows:

            "Each share of common stock issued as of November 17, 2006 (including treasury shares and shares held in trust) shall be reduced, or combined, into one-fifth (1/5th) of one share of common stock."

      3. The foregoing is an inaccurate record of the corporate action authorized in respect of the share combination therein described.

      4. The text of the third sentence of Paragraph 4 (Affected Shares) of Certificate of Amendment (No. 7) is corrected to read as follows:

            "Each share of common stock issued as of November 20, 2006 (including treasury shares and shares held in trust) shall be reduced, or combined, into one-fifth (1/5th) of one share of common stock."

      IN WITNESS WHEREOF, the undersigned corporation has cause this Certificate of Correction to be executed on its behalf by its duly authorized officer as of the date first above written.



                                        CONCORD CAMERA CORP.



                                        By:  /s/ Scott L. Lampert
                                             -------------------------------
                                             Scott L. Lampert, Vice President,
                                             General Counsel and Secretary